                                                                    Exhibit 10.1



                            SHARE PURCHASE AGREEMENT


                                 By and Between




                         DOLPHIN OFFSHORE PARTNERS, L.P.
                     as the "Buyer" herein, on the one hand,


                                       and


                             DIGITAL RECORDERS, INC.
                    as the "Seller" herein, on the other hand



                          Dated as of October 13, 2003

                            SHARE PURCHASE AGREEMENT

         SHARE PURCHASE AGREEMENT, dated as of October 13, 2003, by and between DOLPHIN OFFSHORE PARTNERS, L.P. (the "Buyer"), on the one hand, and DIGITAL RECORDERS, INC. ("DRI") on the other.

                                   WITNESSETH:

         WHEREAS, on or about October 13, 2003, the Buyer and DRI entered into an understanding (the "Understanding"), under which DRI would sell to Buyer 300 restricted shares of DRI Series F Redeemable Convertible Preferred Stock, par value $.10 per share, of DRI (the "Shares"); and

         WHEREAS, the Understanding contemplates that the parties will enter into a definitive agreement and prepare such other documentation as the parties and their respective legal counsel determine is appropriate; and

         WHEREAS, the parties intend that this Share Purchase Agreement (the "Agreement"), together with the schedules, exhibits and other documents attached hereto, serve as the definitive agreement between the parties with respect to the transactions described in the Understanding.

         NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements herein set forth, the Buyer and DRI hereby agree as follows:

                                    ARTICLE I
                   THE SHARE PURCHASE AND ANCILLARY AGREEMENTS

         Section 1.1 Purchase of the Shares. Subject to and upon the terms and conditions hereof and the representations, warranties and covenants contained herein, on the Closing Date (as defined below) DRI shall sell, transfer, assign and deliver certificate(s) representing the Shares to the Buyer, and the Buyer shall purchase the Shares from DRI, free and clear of all liens, claims and encumbrances thereon (the "Purchase Transaction"). The Shares shall have the rights, obligations and preferences set forth in the Series F articles attached hereto as Exhibit 1.1.

         Section 1.2 Purchase Price.

         (a) Upon the terms and subject to the conditions herein set forth, DRI and the Buyer agree that on the Closing Date DRI shall sell to the Buyer, and the Buyer shall purchase from DRI, the Shares for an aggregate purchase price of $1,500,000 (the "Purchase Price").



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

         (b) At the Closing, DRI shall deliver to the Buyer certificate(s) representing the Shares against delivery by the Buyer to DRI of the Purchase Price. Certificates for the securities comprising the Shares shall be registered in such name or names and in such authorized denominations as the Buyer may request in writing at least five full business days prior to the Closing Date.

         Section 1.3 Additional Warrant Shares. Additionally, DRI shall deliver to the Buyer at the Closing a Stock Purchase Warrant, in the form set forth as
Exhibit 1.3., with the rights, obligations and preferences as set forth therein (the "Warrant Agreement"). The basic terms of the Warrant Agreement shall provide Buyer with the right to purchase up to 319,150 shares of common stock, par value $0.10 per share, of DRI (the "Warrant Stock") at an exercise price of $3.00 per share for a period of seven (7) years, subject to the terms and conditions set forth in the Warrant Agreement.

         Section 1.4 Registration Rights. At the Closing, the parties shall enter into a Registration Rights Agreement, in the form set forth as Exhibit 1.4 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, DRI shall agree: (a) to file with the Securities and Exchange Commission (the "SEC") and use its reasonable efforts to maintain the effectiveness of a registration statement covering the resale by the Buyer of the shares of common stock issuable upon conversion of the Shares (the "Conversion Shares"), and (b) to use its reasonable efforts to effect the registration of the Warrant Stock with the SEC upon demand by the Buyer in certain circumstances, subject to the terms and conditions set forth in the Registration Rights Agreement. The Warrant Agreement and the Registration Rights Agreement are referred to collectively herein as the "Related Agreements".

                                   ARTICLE II
                                     CLOSING

         Section 2.1 The Closing. The closing of the sale and purchase of the Shares contemplated hereby (the "Closing") shall take place at a date and time to be specified by the Buyer and DRI (the "Closing Date"), but effective as of October 13, 2003. The Closing shall take place at the offices of DRI in Research Triangle Park, North Carolina, or any other place mutually agreeable to the parties, subject to the right of the parties to close by exchange of executed counterpart documents on the Closing Date.

         Section 2.2 Deliveries By DRI. At the Closing, DRI shall deliver to the Buyer or cause to be delivered to the Buyer the certificate or certificates representing the Shares registered in the name of the Buyer or in such name as may be designated by the Buyer, and copies of the Warrant Agreement and Registration Rights Agreement executed by DRI.



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

         Section 2.3 Deliveries by the Buyer. At the Closing, the Buyer shall deliver to DRI $1,500,000 by wire transfer of immediately available funds in payment of the Purchase Price and a copy of the Registration Rights Agreement executed by Buyer.

         Section 2.4 Further Assurances. DRI shall execute and deliver on the Closing Date or thereafter any and all such other instruments, and take or cause to be taken all such further action as may be necessary or appropriate to vest fully and confirm to the Buyer title to and possession of the Shares delivered hereunder by DRI.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF DRI

         As a material inducement to the Buyer to (i) enter into this Agreement, and (ii) purchase and acquire the Shares, DRI represents and warrants to the Buyer, except as disclosed in the Exhibits to this Agreement or in the documents filed by DRI with the SEC (the "SEC Filings") pursuant to the requirements of the Securities Exchange Act of 1934 (the "1934 Act"), that:

         (a) DRI is a corporation duly organized, validly existing and in good standing under the laws of North Carolina.

         (b) The audited financial statements of DRI for the year ended December 31, 2002 and unaudited financial statements of DRI for the six months ended June 30, 2003 that have been filed with the SEC Filings (hereinafter collectively referred to as the "DRI Financial Statements") include, as applicable to the relevant period, a balance sheet and related statements of net income (loss), shareholders' equity and cash flows for the periods ended on such dates. The DRI Financial Statements fairly present the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Since June 30, 2003, there has been no material change in the nature of the business of DRI, nor any material adverse change in its financial condition or property, nor have any warrants, options, shares of common stock or securities or instruments convertible into or exchangeable for common stock been issued, other than a cumulative total of 1,815,000 shares of Series E Preferred Stock, which are convertible into common stock at $3.00 per share, and an associated warrant for 60,500 shares of common stock, and DRI has incurred no material obligations or liabilities or made any commitments other than as disclosed in the DRI Financial Statements or the SEC Filings.

         (c) DRI is not a party to any material litigation, pending or threatened, nor has any claim been made or, to the best knowledge of DRI's executive officers, asserted against DRI nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof,



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involving DRI that would, if resolved adversely to DRI, have a material adverse effect on DRI or its financial condition or operations.

         (d) DRI is not in violation or default of any provision of its Articles of Incorporation or Bylaws or of any provision of any material instrument or contract to which it is a party or by which it is bound or, to the best knowledge of its executive officers, of any provision of any federal, state or local judgment, writ, decree, order, law, statute, rule or government regulation, applicable to it. The execution, delivery and performance of this Agreement or the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision or an event which results in the creation of any lien, charge or encumbrance upon any asset of DRI. DRI has all requisite power and authority to execute, deliver and perform this Agreement and the Related Agreements and has all requisite power and authority to execute and deliver the certificates representing the Shares. All necessary corporate proceedings of DRI have been duly taken to authorize the execution, delivery and performance by DRI of this Agreement and the sale and issuance of the Shares. This Agreement and the Related Agreements have been duly authorized, executed and delivered by DRI, are the legal, valid and binding obligations of DRI, and are enforceable as to DRI in accordance with their respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by DRI for the execution, delivery or performance by DRI of this Agreement and the Related Agreements. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which DRI is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement and the Related Agreements.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         As a material inducement to DRI to enter into this Agreement and the Related Agreements and to sell and issue the Shares, the Buyer represents and warrants to DRI that:

         (a) The Buyer is an organization voluntarily entering this Agreement with full power and authority from its governing body to do so after extensive due diligence by its analysts and with full cooperation of the management of DRI in response to both its written and oral requests for information in the nature of due diligence.

         (b) Neither the execution and delivery of this Agreement or the Registration Rights Agreement nor the consummation of the transactions herein or therein



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contemplated, will conflict with or result in the breach of, or accelerate the performance required by, any terms of any agreement, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Buyer under the terms of any such agreement.

         (c) All action on the part of the Buyer necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Buyer hereunder or thereunder has been taken and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Buyer enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and other laws of general application relating to or affecting creditors' rights, and general principles of equity.

         (d) The Buyer is acquiring the Shares, and will acquire the Conversion Shares and the Warrant Stock, upon payment for and delivery thereof, for its own account for investment and not with a view to the distribution or public resale thereof within the meaning of the Securities Act of 1933 (the "1933 Act"). The Buyer further agrees that DRI may cause to be set forth on the certificates for the Shares to be delivered to the Buyer hereunder and any Conversion Shares and Warrant Stock subsequently acquired by the Buyer a legend in substantially the following form:

                  These securities have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of Digital Recorders, Inc.

         DRI shall not be obligated to recognize any purported transfer by the Buyer of the Shares unless accompanied by an opinion of the Buyer's counsel in form and substance satisfactory to counsel for DRI to the effect that such transfer is not in violation of the 1933 Act.

         (e) The Buyer is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act. The Buyer has substantial experience in evaluating and investing in private placement transactions of preferred stock in companies similar to DRI, and the Buyer has the capacity to protect its own interests. The Buyer is aware that the purchase of the Shares, the Conversion Shares and the Warrant Stock involves substantial risk. The Buyer is in a financial position that will allow it to hold such securities for an indefinite period, to bear the economic risk of ownership and to withstand a complete loss of its investment.



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

         (f) The Buyer acknowledges that neither DRI nor any person acting on behalf of DRI has made any representations or warranties to the Buyer except as expressly set forth in this Agreement or the Related Agreements.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

         Section 5.1 Conduct of Business. From the date hereof until the Closing, except as permitted by this Agreement, reflected in the Exhibits hereto or as otherwise consented to by the Buyer in writing, which consent shall not be unreasonably withheld, DRI shall:

         (a) Carry on its business only in the ordinary course, in substantially the same manner in which it previously has been conducted;

         (b) Comply with all registration, filing and reporting requirements of the 1934 Act; and

         (c) Use its best efforts to maintain a listing of the common stock with The Nasdaq Stock Market, Inc. ("Nasdaq").

         Section 5.2 Access and Information. DRI shall give to the Buyer and its representatives full access at all reasonable times prior to the Closing to the properties, books and records of DRI and furnish such information and documents in its possession relating to DRI as the Buyer may reasonably request, subject to the agreement by the Buyer to maintain the confidentiality of, and not to trade in the securities of DRI while in the possession of, any material nonpublic information of DRI. After the Closing, DRI shall provide information to Buyer on the same basis as DRI is required to provide information to Renaissance Capital pursuant to the agreement between Renaissance Capital and DRI existing on the date hereof (the "Renaissance Agreement").

         Section 5.3 Right of First Refusal. Should DRI seek to raise additional equity financing within five years after the Closing, DRI shall provide notice to the Buyer of the proposed transaction and offer to the Buyer the opportunity to participate in such financing by purchasing equity of DRI on the same terms and conditions as are offered by DRI to third parties in connection therewith. The notice contemplated by the preceding sentence shall be delivered by DRI to Buyer not less than 10 days prior to the proposed closing date of the financing transaction if DRI is then in compliance with its information obligations set forth in the last sentence of Section 5.2, or not less than 21 days prior to such proposed closing date if DRI is not then in compliance with such information obligations. The amount of securities that the Buyer will have the right to purchase in connection with any such transaction will be negotiated in good faith



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between DRI and the Buyer, but will in any event, not be proportionately less than the Buyer's current ownership percentage on an as if converted and exercised basis.

         Section 5.4 No Short Sales. The Buyer shall not make any short sale of, or enter into any other hedging transactions with respect to, DRI's common stock prior to the effectiveness of the Registration Statement required to be filed by DRI for the benefit of the Buyer pursuant to the Registration Rights Agreement.

                                   ARTICLE VI
                 CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE

         In addition to those specific conditions set forth in Articles VII and VIII below, the obligations of the Buyer and DRI to consummate the transactions described herein shall be subject to the following:

         (a) No government regulatory body or agency shall have instituted court action or legal proceedings seeking preliminary or permanent injunctive relief prohibiting the Buyer's purchase of the Shares or the execution or performance of this Agreement or the Related Agreements.

         (b) The performance of all conditions precedent to Closing set forth in Articles VII and VIII below.

         (c) From the date of this Agreement to the Closing Date, there shall have been no material adverse change (i) in the business or properties of DRI, or (ii) in the financial condition of DRI, and the property, business and operations of DRI shall have not been materially and adversely affected due to any fire, accident or other casualty or by any act of God, whether or not insured, nor shall there have been any issuance of common stock or securities convertible into or exchangeable for common stock.

                                   ARTICLE VII
                     CONDITIONS TO DRI'S OBLIGATION TO CLOSE

         DRI's obligation to complete the transactions provided for herein shall be subject to the performance by the Buyer of all its agreements to be performed hereunder on or before the Closing, and to the further conditions that:

         (a) the representations and warranties of the Buyer contained in
Article IV hereof are true and correct in all material respects as of the Closing with the same effect as if made on and as of such date and the officers of the Buyer shall so certify thereto.

         (b) The issuance of the Shares to Buyer without registration shall be permitted under an available exemption from registration under the 1933 Act, and such issuance, and the consummation of the other transactions contemplated by this



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Agreement and the Related Agreements, shall not violate any law or any rule or regulation of the SEC or Nasdaq.

                                  ARTICLE VIII
                  CONDITIONS TO THE BUYER'S OBLIGATION TO CLOSE

         The Buyer's obligation to complete the transactions provided for herein shall be subject to the performance by DRI of all agreements to be performed hereunder on or before the Closing, and to the further conditions that:

         (a) The representations and warranties of DRI contained in Article III and the covenants of DRI contained in Article V hereof are true and correct and have been performed or satisfied in all material respects as of the Closing with the same effect as if made or performed on and as of such date and DRI shall so certify to the Buyer.

         (b) There shall have been no material adverse change in the operating results or financial condition of DRI since June 30, 2003.

         (c) The asset-based lending agreement with LaSalle Business Credit, LLC shall have been consummated.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1 Termination. This Agreement and each agreement contemplated hereby may be terminated at any time prior to the Closing by the mutual written consent of the Buyer and DRI.

         Section 9.2 Effect of Termination. In the event of termination of this Agreement or any agreement contemplated hereby, this Agreement or any such other agreement shall forthwith become void and there shall be no liability or obligation hereunder or thereunder on the part of any party hereto.

         Section 9.3 Amendment. This Agreement, or any agreement contemplated hereby, may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

                                    ARTICLE X
                        INDEMNIFICATION AND CONTRIBUTION

         Section 10.1 Indemnity. Subject to the conditions set forth below, DRI agrees to indemnify and hold harmless the Buyer, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Buyer within the



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meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article X, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of DRI contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability DRI may otherwise have, including liabilities arising under this Agreement. The Buyer agrees to indemnify and hold harmless DRI, its officers, directors, partners, employees, agents, and counsel and each person, if any, who controls DRI within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article X, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of Buyer contained in this Agreement.

                                   ARTICLE XI
                                     NOTICES

         Any notice given under this Agreement shall be deemed to have been given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, by receipt confirmed facsimile transmission, or by tested telex, telegram or cable addressed as follows:

If to DRI:                 Digital Recorders, Inc.
                           5949 Sherry Lane, Suite 1050
                           Dallas, TX  75225
                           Attention: CEO & President
                           Fax: (214) 378-8437

With a copy to:            Mr. David M. Furr
                           Gray, Layton, Kersh, Solomon,
                              Sigmon, Furr & Smith, P.A.
                           Post Office Box 2636
                           Gastonia, NC  28053-2636
                           Fax: (704) 866-8010



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If to the Buyer:           Dolphin Offshore Partners, L.P.
                           c/o Dolphin Asset Management Corp.
                           129 E. 17th Street
                           New York, NY 10003

or to any other address or addresses which may hereafter be designated by any party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

                                   ARTICLE XII
                     CERTIFICATES OF OFFICERS AND DIRECTORS

         The Buyer and DRI shall provide to each other certificates at the Closing verifying the representations and warranties made by each party hereto. Any certificate or other document executed by any officer of DRI or the Buyer and delivered to the other party or its counsel shall be deemed a representation and warranty by such officer on behalf of DRI or the Buyer as to the statements made therein.

                                  ARTICLE XIII
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of such counterparts shall constitute one and the same instrument.

                                   ARTICLE XIV
                   MERGER CLAUSE AND COSTS, FEES AND EXPENSES

         This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto. Each party shall pay its own expenses incident to the preparation, execution and delivery of this Agreement and the consummation of the transactions described herein including, without limitation, all fees of counsel, accountants and other professional fees and expenses.

                                   ARTICLE XV
                                  SEVERABILITY

         In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable or, if such a provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be



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deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.

                                   ARTICLE XVI
                                     BENEFIT

         The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto, and the persons and entities referred to in Article X who are entitled to indemnification or contribution and their respective successors, legal representatives and assigns and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or the Registration Rights Agreement or any provision herein or therein contained.

                                  ARTICLE XVII
                                     WAIVER

         The failure of any party to insist upon the strict performance of any of the provisions of this Agreement shall not be considered as a waiver of any subsequent default of the same or similar nature. Time is of the essence in this Agreement.

                                  ARTICLE XVIII
                                    HEADINGS

         The headings for the sections of this Agreement are inserted for convenience in reference only and shall not constitute a part hereof.

                                   ARTICLE XIX
                                    SURVIVAL

         The respective agreements, representations, warranties, covenants and other statements of the Buyer and DRI set forth in this Agreement shall survive and remain in full force and effect for a period of one (1) year from the Closing, regardless of any investigation or inspection made on behalf of the Buyer or DRI.

                                   ARTICLE XX
                                  GOVERNING LAW

         This Agreement shall be governed by and construed according to the laws of the State of North Carolina, without giving effect to conflict of laws.




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                                   ARTICLE XXI
                                   ARBITRATION

         All disputes arising in connection with this Agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one or more arbitrators.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                    THE BUYER:

                                    DOLPHIN OFFSHORE PARTNERS, L.P.


                                    By /s/ Peter E. Salas
                                       -----------------------------------------
                                    Print Name: Peter E. Salas
                                                --------------------------------
                                    Title: General Partner
                                           -------------------------------------



                                    DRI:

                                    DIGITAL RECORDERS, INC.


                                    By /s/ David L. Turney
                                       -----------------------------------------
                                    Print Name: David L. Turney
                                                --------------------------------
                                    Title: CEO, President and Chairman
                                           -------------------------------------


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